Exhibit 99.1

Media:	Troy Kirkpatrick (614) 757-6225 troy.kirkpatrick@cardinalhealth.com	Investors:	Sally Curley (614) 757-7115 sally.curley@cardinalhealth.com

CARDINAL HEALTH TO ACQUIRE KINRAY FOR $1.3 BILLION

Increases Cardinal Health’s Retail Independent Pharmacy Customer Base by 40 Percent

DUBLIN, Ohio, Nov. 18, 2010 — Cardinal Health (NYSE: CAH) today announced plans to acquire Kinray, Inc., a leading pharmaceutical distributor serving the New York metropolitan area, for $1.3 billion in an all-cash transaction that will significantly expand its ability to serve retail independent pharmacies in the northeastern United States.

Cardinal Health expects the transaction to be neutral to slightly accretive to non-GAAP earnings in fiscal 2011, depending on the timing of the closing. The company estimates accretion in fiscal 2012 of at least $0.12 in non-GAAP earnings per share from continuing operations1, including the impact of amortization of intangibles. This estimate is dependent on the timing of the closing and final valuation of intangibles.

“Adding Kinray to the Cardinal Health Pharmaceutical Segment portfolio will enable us to build on our increasing presence in community pharmacy and accelerate our growth in this important channel,” said George Barrett, chairman and chief executive officer of Cardinal Health. “We are excited to have the Kinray employees join the Cardinal Health family, and we look forward to their contributions. Kinray has a long-standing service tradition with its customers. We intend to continue that tradition, utilizing its customer expertise and Whitestone distribution facility, while creating additional value for its customers through branded pharmaceutical programs, inventory and pharmacy management tools and Cardinal Health’s extensive generic drug program.”

With annual sales in excess of $3.5 billion, Kinray currently serves more than 2,000 retail independent pharmacy customers as a distributor of both branded and generic pharmaceuticals. The company primarily serves the New York metropolitan area and will establish a stronger platform for Cardinal Health in the northeastern U.S. The addition of Kinray will continue to diversify and broaden Cardinal Health’s customer mix by increasing the company’s retail independent pharmacy base by 40 percent to approximately 7,000 total customers. Subject to customary closing conditions and regulatory approvals, Cardinal Health plans to complete the transaction by the end of the calendar year or early in 2011.

“Joining forces with Cardinal Health supports Kinray’s mission to help retail independent pharmacies serve as an integral provider of care for our evolving health care system,” said Stewart Rahr, president and chief executive officer of Kinray. “The combination of Kinray’s distribution model with the benefits of the value-added services offered by Cardinal Health will benefit our customers, making them even more efficient and successful in caring for their patients. It also provides our people with the opportunity to join one of the world’s premier health care companies – one that understands the value we bring to the retail independent pharmacies we serve.”

After the transaction is complete, Kinray customers will be able to tap into a leading line of service offerings from Cardinal Health including its SOURCESM Generics program and additional tools that help improve the back office efficiency of retail pharmacies, including inventory management

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tools, reimbursement services, managed care contracting services, Specialized Care Centers and local store marketing programs.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $99 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers and physician offices focus on patient care while reducing costs, improving efficiency and quality, and increasing profitability. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products to more than 60,000 locations each day. The company is also a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company supports the growing diagnostic industry by supplying medical products to clinical laboratories and operating the nation’s largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #17 on the Fortune 500, Cardinal Health employs more than 30,000 people worldwide. More information about the company may be found at cardinalhealth.com.

About Kinray, Inc.

Kinray is the largest privately held distributor of pharmaceutical, generic, health and beauty, and home health care products in the world. The company has a long-standing and proud tradition of providing reliable, trustworthy and impeccable service to its valued independent pharmacy customers. Kinray is a full line, full-service, wholesale distributor with the primary goal to provide each and every customer with fast, friendly and courteous service.

[1]

Non-GAAP earnings per share from continuing operations: Earnings from continuing operations (A) excluding (1) restructuring and employee severance, (2) acquisition related costs, (3) impairments and loss on sale of assets, (4) litigation (credits)/charges, net, (5) other spinoff costs, and (6) gain on sale of CareFusion stock, each net of tax, (B) divided by diluted weighted average shares outstanding.

Cautions Concerning Forward-Looking Statements

This news release contains forward-looking statements, which are not based on historical facts, addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” and similar expressions, and include statements reflecting future results or guidance, statements of outlook and tax accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include (but are not limited to) the ability to successfully complete the proposed acquisition on a timely basis, including receipt of required regulatory approvals; the ability to retain customers and employees of the acquired business and to successfully integrate the acquired business into our operations; the ability to achieve the expected benefits from the acquisition, including the expected accretion in earnings; uncertainties due to government health care reform including the recently enacted federal health care reform legislation; competitive pressures in Cardinal Health’s various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; the timing of generic and branded pharmaceutical introductions and the frequency or rate of branded pharmaceutical price

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appreciation or generic pharmaceutical price deflation; changes in the distribution patterns or reimbursement rates for health care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal or administrative proceedings; and the effects of disruptions in the financial markets, including uncertainties related to the availability and/or cost of credit on Cardinal Health’s customers and vendors. In addition, Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports. This news release reflects management’s views as of November 18, 2010. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.